Exhibit 5.1
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
May 24, 2007
Board of Directors
Innovive Pharmaceuticals, Inc.
555 Madison Avenue, 25th Floor
New York, New York 10022
Innovive Pharmaceuticals, Inc.
Registration Statement on Form S-1
Gentlemen:
     We have acted as counsel to Innovive Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1, as filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 8,516,528 shares of the Company’s common stock, $0.001 par value per share (the “Shares”).
     This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.
     In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers as we deemed necessary for purposes of the opinion expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.
     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and are legally issued, fully paid and nonassessable.
     This opinion is limited to the Delaware General Corporation Law, including the statutory provisions of the Delaware General Corporate Law and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Validity of Common Stock” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP